NINTH AMENDMENT TO WISDOMTREE TRUST FUND OF FUNDS INVESTMENT AGREEMENT
This ninth amendment (the “Amendment”) to the WisdomTree Trust Fund of Funds Investment Agreement dated January 19, 2022 (the “Agreement”), by and between WisdomTree Trust (the “Trust”), on behalf of each of its current and future series, severally and not jointly (each, an “Acquired Fund”) and GPS FUNDS I and GPS FUNDS II, on behalf of each of its respective current and future series set forth on Appendix A of the Agreement, severally and not jointly (each, an “Acquiring Fund”), is entered into as of October 31 , 2025 (the “Effective Date”).

WHEREAS, the Parties desire to amend Appendix A of the Agreement to update the list of Acquired Funds; and
WHEREAS, Section 6(b) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Appendix A of the Agreement is hereby deleted and replaced in its entirety with Appendix A attached hereto to reflect updates the list of Acquired Funds.

3.Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.
Signature Page Follows

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Effective Date.

WISDOMTREE TRUST
By:	/s/ Jonathan Steinberg
Name	Jonathan Steinberg
Title:	President

GPS FUNDS I
By:	/s/ Patrick Young
Name	Patrick Young
Title:	Treasurer

GPS FUNDS II
By:	/s/ Patrick Young
Name	Patrick Young
Title:	Treasurer

APPENDIX A

List of Funds to which the Agreement Applies

Acquiring Funds
GPS Funds I

GuideMark® Large Cap Core Fund
GuideMark® Small/Mid Cap Core Fund
GuideMark® Emerging Markets Fund
GuideMark® World ex-US Fund
GuideMark® Core Fixed Income Fund

GPS Funds II

GuidePath® Growth Allocation Fund
GuidePath® Conservative Allocation Fund
GuidePath® Tactical Allocation Fund
GuidePath® Absolute Return Allocation Fund
GuidePath® Multi-Asset Income Allocation Fund
GuidePath® Flexible Income Allocation Fund
GuidePath® Conservative Income Fund
GuidePath® Income Fund
GuidePath® Growth and Income Fund

WisdomTree ETFs		Acquired Funds
DOMESTIC EQUITY ETFs
CORE –
LARGE CAP Fund Name	Ticker	Exp. Ratio %
U.S. LargeCap	EPS	0.08
U.S. Quality Dividend Growth	DGRW	0.28
MID & SMALL CAP
Fund Name	Ticker	Exp. Ratio %
U.S. MidCap	EZM	0.38

U.S. SmallCap	EES	0.38
U.S. SmallCap Quality Dividend Growth	DGRS	0.38
U.S. Multifactor	USMF	0.28

Value - LARGE CAP
Fund Name	Ticker	Exp. Ratio %
U.S. LargeCap Dividend	DLN	0.28
U.S. Total Dividend	DTD	0.28
U.S. High Dividend	DHS	0.38
U.S. AI Enhanced Value	AIVL	38
U.S. Value	WTV	0.12

MID & SMALL CAP

Fund Name	Ticker	Exp. Ratio %
U.S. MidCap Dividend	DON	0.38
U.S. SmallCap Dividend	DES	0.38

GROWTH – LARGE CAP

Fund Name	Ticker	Exp. Ratio %
U.S. Quality Growth	QGRW	0.28
MID & SMALL CAP
Fund Name	Ticker	Exp. Ratio %
U.S. MidCap Quality Growth	QMID	0.38
U.S. SmallCap Quality Growth	QVML	0.38

EMERGING MARKETS EQUITY ETFS
EMERGING MARKETS

Fund Name	Ticker	Exp. Ratio %
Emerging Markets High Dividend	DEM	0.63
Emerging markets Quality Dividend Growth	DGRE	0.32
Emerging Markets SmallCap Dividend	DGS	0.58
Emerging Markets Multifactor	EMMF	0.48
True Emerging Markets1	XC	0.32
Emerging Markets ex-State-Owned Enterprise	XSOE	0.32

REGIONAL/SINGLE COUNTRY
Fund Name	Ticker	Exp. Ratio %
China ex-State-Owned Enterprises	CXSE	0.32
India Earnings	EPI	0.87
India Hedged Equity	INDH	0.63

INTERNATIONAL EQUITY ETFs
INTERNATIONAL

Fund Name	Ticker	Exp. Ratio %
International Equity	DWM	0.48
International Multifactor	DWMF	0.38
Dynamic International Equity2	DDWM	0.40
International LargeCap Dividend	DOL	0.48
International AI Enhanced Value	AIVI	0.58
International High Dividend	DTH	0.58
International Hedged Quality Dividend Growth	IHDG	0.58
International Quality Dividend Growth	IQDG	0.42
INTERNATIONAL MID & SMALL CAP
Fund Name	Ticker	Exp. Ratio %
International SmallCap Dividend	DLS	0.58
Dynamic International SmallCap Equity3	DDLS	0.48
International MidCap Dividend	DIM	0.58

GLOBAL Fund Name	Ticker	Exp. Ratio %
Global ex-U.S. Quality Dividend Growth	DNL	0.42
Global High Dividend	DEW	0.58
New Economy Real Estate	WTRE	0.58
GeoAlpha Opportunities	GEOA	0.58
Global Defense	WDGF	0.45
REGIONAL/SINGLE COUNTRY
Fund Name	Ticker	Exp. Ratio %
Japan Hedged Equity	DXJ	0.48
Europe Hedged Equity	HEDJ	0.58
Europe Quality Dividend Growth	EUDG	0.58
European Opportunities4	OPPE	0.58
Japan Opportunities5	OPPJ	0.58
Europe Defense	WDEF	0.45
Asia Defense	WDAF	0.45
REGIONAL/SINGLE COUNTRY SMALL CAP
Fund Name	Ticker	Exp. Ratio %
Japan SmallCap Dividend	DFJ	0.58
Europe SmallCap Dividend	DFE	0.58

FIXED INCOME ETFs STRATEGIC CORE/CORE PLUS
Fund Name	Ticker	Exp. Ratio %
Yield Enhanced U.S. Aggregate Bond	AGGY	0.12
Interest Rate Hedged U.S. Aggregate Bond	AGZD	0.23
Yield Enhanced U.S. Short-	SHAG	0.12
Term Aggregate Bond
Voya Yield Enhanced USD	UNIY	0.15
Universal Bond
GOVERNMENT STRATEGIES
Fund Name	Ticker	Exp. Ratio %
Floating Rate Treasury	USFR	0.15
7-10 Year Laddered	USIN	0.15
Treasury
1-3 Year Laddered Treasury	USSH	0.15
MUNICIPAL BONDS
Fund Name	Ticker	Exp. Ratio %
Core Laddered Municipal	WTMU	0.25
High Income Laddered	WTMY	0.35
Municipal
SECURITIZED SECTOR
Fund Name	Ticker	Exp. Ratio %
Mortgage Plus Bond	MTGP	0.45
CREDIT
Fund Name	Ticker	Exp. Ratio %
Interest Rate Hedged High	HYZD	0.43
Yield Bond
U.S. Short-Term Corporate	QSIG	0.18
Bond
U.S. Corporate Bond	QIG	0.18
U.S. High Yield Corporate	QHY	0.38
Bond

EMERGING MARKETS

Fund Name	Ticker	Exp. Ratio %
Emerging Markets Local Debt	ELD	0.55
Emerging Markets Corporate Bond	EMCB	0.60

CURRENCY STRATEGIES

Fund Name	Ticker	Exp. Ratio %
Emerging Currency Strategy	CEW	0.55
Bloomberg U.S. Dollar Bullish	USDU	0.50

ALTERNATIVE ETFs
MANAGED FUTURES

Fund Name	Ticker	Exp. Ratio %
Managed Futures Strategy	WTMF	0.65
OPTION-BASED
Fund Name	Ticker	Exp. Ratio %
Target Range	GTR	0.70
Equity Premium Income	WTPI6	0.44
COMMODITY Fund Name	Ticker	Exp. Ratio %
Enhanced Commodity	GCC	0.55
Strategy Inflation Plus	WTPI	0.65

CAPITAL EFFICIENT ETFs
CORE
Fund Name	Ticker	Exp. Ratio %
U.S. Efficient Core	NTSX	0.20
International Efficient Core	NTSI	0.26
Emerging Markets Efficient Core	NTSE	0.32
GOLD AND COMMODITIES
Fund Name	Ticker	Exp. Ratio %
Efficient Gold Plus Equity Strategy	GDE	0.20
Efficient Gold Plus Gold Miners Strategy	GDMN	0.45

MEGATREND ETFs

Fund Name	Ticker	Exp. Ratio %
Cloud Computing	WCLD	0.45
Cybersecurity	WCIBR	0.45
BioRevolution	WDNA	0.45
Artificial Intelligence and Innovation	WTAI	0.45

1 Formerly known as WisdomTree Emerging Markets ex-China Fund.
2 Formerly known as WisdomTree Dynamic Currency Hedged International Equity Fund.
3 Formerly known as WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund.
4 Formerly known as WisdomTree Europe Hedged SmallCap Equity Fund (EUSC).
5 Formerly known as WisdomTree Japan Hedged SmallCap Equity Fund (DXJS).
6 Formerly known as WisdomTree PutWrite Strategy Fund (PUTW).